                                                                    EXHIBIT 23.1




                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of WSMP, Inc. on Form S-8 of our report dated May 19, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of WSMP, Inc. for the year ended February 28, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Hickory, North Carolina

August 11, 1997